Exhibit 10.1

Certain information, marked by [******], has been omitted from this exhibit because it is both (i) not material, and (ii) the type that the Company treats as private or confidential.

Annex I

Supplemental Terms and Conditions

This Annex I forms a part of the Master Repurchase Agreement dated as of March 14, 2025 (the “Agreement”) between Goldman Sachs Bank USA (“Party A”) and CCS IX Portfolio Holdings, LLC (“Party B”). Capitalized terms used but not defined in this Annex I shall have the meanings ascribed to them in the Agreement.

1.	Other Applicable Annexes. In addition to Annex I and Annex II, the following Annexes and any Schedules thereto shall form a part of this Agreement and shall be applicable thereunder:

Applicable if checked and initialed below:

		Party A	Party B

Annex IV (Party Acting as Agent)	[ ]

Annex V (Margin for Forward Transactions)	[ ]

Annex VII (Transactions Involving Registered Investment Companies)	[X]	X	X

Annex VIII (Transactions in Equity Securities)	[ ]

Annex IX (Transactions Involving Certain Japanese Financial Institutions)	[ ]

Annex XI (Tri-Party Transactions)	[ ]

2.	Definitions.

The definition of “Market Value” shall be amended by adding the following at the end of Paragraph 2(j):

“, provided that “Market Value” with respect to any Security that is a U.S. fixed income security, but not a “government security” (as defined in the 1934 Act) as of any date, means the bid side market value of a par amount of such Security taking into account the relevant number of Securities, as determined by the Party A acting in good faith”.

3.	Additional Definitions. Paragraph 2 shall be amended by the addition of the following definitions:

(i)

“Net Asset Value” of Party B as of any particular date, means, Total Assets minus Total Liabilities. “Total Assets” means, on any particular date, all assets of Party B which, in accordance with generally accepted accounting principles in the country in which Party B is organized and on a basis consistent with prior periods, would be classified as assets upon the balance sheet of Party B as of such date.

“Total Liabilities” means, on any particular date, all liabilities of Party B which, in accordance with generally accepted accounting principles in the country in which Party B is organized and on a basis consistent with prior periods, would be classified as liabilities upon the balance sheet of Party B as of such date.

(ii)	“NAV Statement” is a monthly statement of the Net Asset Value and performance of Party B for the preceding month.

(iii)

“Margin Notice Deadline” means 10:00 A.M. New York time on a Business Day. Margin Calls may be made in writing (including by email); provided, that in any event, the party that is required to satisfy the Margin Call shall comply with the terms of the Margin Call, however made, within the timeframe required under Paragraph 4 of the Agreement.

(iv)

“Minimum Transfer Amount”, means with respect to both parties, U.S.$250,000, or such other dollar amount designated in connection with any Transaction or Transactions (which amount shall be agreed to by the parties prior to entering into any such Transactions).

(v)

“Specified Indebtedness” means any obligation of Party B (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money or any other financial product or instrument.

(vi)

“Asset Coverage Ratio”: means the ratio, determined on a consolidated basis, without duplication, in accordance with GAAP, of (a) the value of total assets of Party B and to the extent the senior Securities of its Subsidiary is required to be consolidated with the Borrower, the value of total assets of its Subsidiaries, less all liabilities and indebtedness of the Borrower and its relevant Subsidiaries not represented by Senior Securities, to (b) the aggregate amount of Senior Securities representing indebtedness in each case, of Party B and its relevant Subsidiaries (all as determined pursuant to the Investment Company Act of 1940, as amended, in effect on the Effective date and any orders, declarations, opinions, relief or letters issued by the SEC under Section 6(a) of the Investment Company Act relating to the exclusion of any indebtedness of any SBIC Subsidiary from the definition of Senior Securities only so long as (a) such order is in effect, and (b) no obligations have become due and owing pursuant to the terms of any Permitted SBIC Guarantee to which the Party B or any Subsidiary is a party). The outstanding utilized notional amount of any total return swap and the notional amount of any credit Default Swap where an Obligor is a protected seller, shall not be treated as a Senior Security of Party B for the purposes of calculating the Asset Coverage Ratio with respect to Party B.

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Any term used in this provision and not defined in this Agreement shall have the meaning provided for such term in the Investment Company Act of 1940, as amended, the relevant interpretations, guidance and exemptive relief thereunder.

(vii)

“Business Day” or “business day”, with respect to any Transaction (other than an International Transaction) hereunder, a day on which regular trading may occur in the principal market for the Purchased Securities subject to such Transaction, which includes shortened trading days, days on which trades are permitted to occur but do not in fact occur and days on which the Purchased Securities are subject to percentage of movement or volume limitations; provided, however, that for purposes of calculating Market Value, such term shall mean a day on which regular trading occurs in the principal market for the assets the value of which is being determined. Notwithstanding the foregoing, (i) for purposes of Paragraph 4 of the Agreement, “business day” shall mean any day on which regular trading occurs in the principal market for any Purchased Securities or for any assets constituting Additional Purchased Securities under any outstanding Transaction hereunder and “next business day” shall mean the next day on which a transfer of Additional Purchased Securities may be effected in accordance with Paragraph 7 of the Agreement, and (ii) in no event shall a Saturday or Sunday be considered a business day.

4.	Additional Representations. Paragraph 10 of the Agreement is hereby amended by adding the following new subparagraphs at the end thereof:

Each of Buyer and Seller further represents and warrants that, with respect to each Transaction under the Agreement:

Non-Reliance. It has made its own determinations regarding the tax and accounting treatment of all aspects of the Transaction including, without limitation, the tax and accounting treatment of any Income paid with respect to the Securities. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction. It has evaluated for itself whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

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On the Purchase Date for any Transaction Buyer and Seller shall each be deemed to repeat all the foregoing representations made by it.

5.

Additional Events of Default. Paragraph 11 shall be amended by deleting the word “or” immediately before subparagraph (vii) and by adding the following before the words “(each an “Event of Default”)”at the end of subparagraph (vii) thereof: the occurrence at any time with any of the below events with respect to Party B as the defaulting party.

(viii)	“Net Asset Value Decline Event” means:

(A) Party B’s Net Asset Value exclusive of withdrawals, redemptions and subscriptions, as of the last business day of any calendar month, declines by 20% or more from Party B’s Net Asset Value as of the last business day of the immediately preceding calendar month; or

(B) Party B’s Net Asset Value exclusive of withdrawals, redemptions and subscriptions, as of the last business day of any calendar month, declines by 35% or more from Party B’s Net Asset Value as of the last business day of the third calendar month immediately preceding such business day; or

(ix)	[reserved]; or

(x)	Party B fails to comply with any obligation to deliver information under Paragraph 8 of this Annex I (Agreement to Deliver Information) within the time specified; or

(xi)

Party B changes, removes, replaces or no longer retains Crescent Capital Group LP as its principal investment manager or Crescent Capital Group LP resigns or otherwise seeks replacement or removal from its position with Party B as its principal investment advisor, and in either case if Party A reasonably determines that such action has had, or will have, an adverse effect on Party B; or any of the events described in Paragraph 2(a)(i), as modified by Annex I, occur with respect Crescent Capital Group LP; or

(xii)

Party B changes or modifies its investment policies or guidelines, or the nature of its business and Party A reasonably determines that such action has had, or will have, an adverse effect on Party B, the creditworthiness of Party B, or the ability of Party B to perform its obligations under this Agreement.

(xiii)	[*****]

(xiv)	[*****]

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(xv)	[*****]

(xvi)	[*****]

For the purposes of Paragraph 11 (xvi) above, Party B agrees to promptly notify Party A upon the occurrence of such condition or event in respect to Party B under one or more agreements or instruments relating to Specified Indebtedness, but the failure to provide such notice shall not prejudice Party A’s right to determine that such default has occurred.

Upon the declaration of an Event of Default with respect to a Party B, Party A will have the right (but not be obliged) without prior notice to Party B or any other person to set-off or apply any obligation of Party B owed to Party A (or any affiliate of Party A) (whether or not matured or contingent and whether or not arising under this Agreement, and regardless of the currency, place of payment or booking office of the obligation) against any obligation of Party A (or any affiliate of Party A) owed to Party B (whether or not matured or contingent and whether or not arising under this Agreement, and regardless of the currency, place of payment or booking office of the obligation). Party A will give notice to the other party of any set-off effected under this paragraph, provided that any failure to give such notice shall not invalidate the relevant set-off. Amounts (or the relevant portion of such amounts) subject to set-off may be converted by Party A into US Dollars at the rate of exchange at which Party A would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency. If any obligation is unascertained, Party A may in good faith estimate that obligation and set off in respect of the estimate, subject to Party A accounting to Party B when the obligation is ascertained. Nothing in this paragraph shall be effective to create a charge or other security interest. This paragraph shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which Party A or any of its affiliates is at any time otherwise entitled (whether by operation of law, contract or otherwise).

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6.	Mini Close-out. Notwithstanding clauses (i) and (ii) of the introductory paragraph to Paragraph 11 of the Agreement, it will not be an Event of Default if:

(A)

Seller fails to transfer Purchased Securities on the applicable Purchase Date for a Transaction, but Buyer may, by written notice to Seller, (1) if Buyer has paid the Purchase Price to Seller, require Seller to immediately repay the sum so paid; (2) if there exists a Margin Deficit in respect of such Transaction, require Seller to deliver (in accordance with the notice and delivery requirements of Paragraph 4 of the Agreement) margin in an amount equal to such Margin Deficit; and (3) at any time while such failure continues, terminate such Transaction (but only such Transaction) (“Buyer Mini Close-out”) and upon such termination, the provisions of Paragraph 11 of the Agreement shall apply with respect to the terminated Transaction (but only such Transaction).

(B)

Buyer fails to transfer Purchased Securities on the applicable Repurchase Date for a Transaction, but Seller may, by written notice to Buyer, (1) if Seller has paid the Repurchase Price to Buyer, require Buyer to immediately repay the sum so paid; (2) if there exists a Margin Excess in respect of such Transaction, require Buyer to deliver (in accordance with the notice and delivery requirements of Paragraph 4 of the Agreement) margin in an amount equal to such Margin Excess; and (3) at any time while such failure continues, terminate such Transaction (but only such Transaction) (“Seller Mini Close-out”, and together with Buyer Mini Close-out, “Mini Close-out”) and upon such termination, the provisions of Paragraph 11 of the Agreement shall apply with respect to the terminated Transaction (but only such Transaction).

Any transfer of margin pursuant to Clauses (A)(2) or (B)(2) above shall be due and payable within the time period specified in Paragraph 4(c) of the Agreement with respect to cash or Additional Purchased Securities (as if such notice from Buyer or Seller, as the case may be, were a notice requesting the delivery of margin), and any failure to make any such transfer or payment shall be an event that will be an Event of Default under paragraph 11(iii).

For the avoidance of doubt, it shall be an Event of Default under the Agreement if, with respect to any amount due and payable under Paragraph 11 following any Mini Close-out, such amount is not paid by the defaulting party before the end of the Business Day on which the defaulting party receives notice of such due and payable amount from the non-defaulting party.

7.	No Automatic Early Termination. Paragraph 11 of the Agreement is hereby amended by replacing paragraph (a) thereof with the following:

(a)

The non-defaulting party may, at its option, declare an Event of Default to have occurred hereunder and, upon the exercise of such option, the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (except that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise, such Transaction shall be deemed immediately canceled). The non-defaulting party shall give notice to the defaulting party of the exercise of such option as promptly as practicable.

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8.	Agreement to Deliver Information. Party B agrees to deliver the following documents/ information:

Form/Document/ Certificate	Date by which to be delivered
Evidence reasonably satisfactory to Party A of the signing authority and specimen signature of any individual executing this Agreement	Upon or promptly following execution of this Agreement and thereafter promptly following request

Most recent annual audited and semi-annual financial statements of Party B	Promptly following reasonable demand by Party A

Resolutions or other documents evidencing authority to enter into this Agreement and Transactions hereunder	Upon execution of this Agreement

Monthly written statement of Party B’s Net Asset Value and performance data	Within 10 Business Days from each month end and a good faith oral estimate within 1 Business Day following request by Party A.

Total Capital Commitments and Uncalled Capital of Party B	Promptly after the end of each fiscal quarter

Investment management agreement	Upon reasonable request by Party A

Any other material information provided to investors of Party B including, but not limited to, information relating to Net Asset Value and any revisions, amendments or material changes to offering memoranda and investor letters	Concurrently with delivery to investors of Party B

Any other information reasonably requested by Party A	Upon reasonable request

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The obligations of a party under this section to deliver any form, document or certificate (including any thereof listed in Part 3 of this Schedule) shall be satisfied if such document and/or information to be delivered by Party B as set out above is available, or made available, to the general public, or such party shall have provided the other party with access to an internet or intranet website from which such form, document or certificate can be readily obtained using a commonly used web browser to download an electronic file stored in a commonly used file format containing such form, document or certificate.

9.

Qualified Institutional Buyers. It is agreed that with respect to Transactions in Purchased Securities or Additional Purchased Securities which are eligible for resale under Rule 144A under the Securities Act of 1933, as amended (“Rule 144A Securities”), the following representations shall apply:

(a)

on the Purchase Date for any Transaction and again on each date that Additional Purchased Securities that are Rule 144A Securities are transferred pursuant to Paragraph 4(a) of the Agreement, (i) Buyer represents and warrants that Buyer is familiar with the provisions of Rule 144A, (ii) Buyer represents and warrants that Buyer is a “Qualified Institutional Buyer” as such term is defined in Rule 144A, (iii) Seller represents and warrants that Seller is not, and within the preceding three months has not been, an “affiliate,” as that term is used in Rule 144 under the Securities Act, of the issuer of any Purchased Securities or Additional Purchased Securities, and (iv) Seller represents and warrants that any Purchased Securities or Additional Purchased Securities transferred to Buyer are not subject to any legal or regulatory restrictions on transfer other than those applicable to “restricted securities” within the meaning of Rule 144; and

(b)

on the Repurchase Date for any Transaction and on each date that Purchased Securities that are Rule 144A Securities are transferred pursuant to Paragraph 4(b) of the Agreement, (i) Seller represents and warrants that Seller is familiar with the provisions of Rule 144A, (ii) Seller represents and warrants that Seller is a “Qualified Institutional Buyer” as such term is defined in Rule 144A, (iii) Buyer represents and warrants that Buyer is not, and within the preceding three months has not been, an “affiliate,” as that term is used in Rule 144, of the issuer of any Purchased Securities, and (iv) assuming the accuracy and completeness of Seller’s representations under subparagraph (a) of this Paragraph, Buyer represents and warrants that any Purchased Securities transferred to Seller are not subject to any legal or regulatory restrictions on transfer other than those applicable to “restricted securities” within the meaning of Rule 144.

10.

Qualified Purchasers. It is agreed that with respect to Transactions in Purchased Securities or Additional Purchased Securities that are restricted as to their transfer by the provisions of Sections 3(c)(7) and 2(a)(51) and the related rules of the Investment Company Act of 1940, as amended (“3(c)(7) Securities”), the following representations shall apply:

(a)

on the Purchase Date for any Transaction and again on each date that Additional Purchased Securities that are 3(c)(7) Securities are transferred pursuant to Paragraph 4(a) of the Agreement, (i) Buyer represents and warrants that Buyer is familiar with the provisions of Sections 3(c)(7) and 2(a)(51) and the related rules of the Investment Company Act of 1940, as amended, and (ii) Buyer represents and warrants that Buyer is a “Qualified Purchaser” as such term is defined thereunder; and

20∎September 1996∎Master Repurchase Agreement

(b)

on the Repurchase Date for any Transaction and on each date that Purchased Securities that are 3(c)(7) Securities are transferred pursuant to Paragraph 4(b) of the Agreement, (i) Seller represents and warrants that Seller is familiar with the provisions of Sections 3(c)(7) and 2(a)(51) and the related rules of the Investment Company Act of 1940, as amended, and (ii) Seller represents and warrants that Seller is a “Qualified Purchaser” as such term is defined thereunder.

11.	Assignment. Paragraph 15 of the Agreement is hereby amended by inserting the following between the first and second sentences of subparagraph 15(a):

Notwithstanding the foregoing, Party A may not assign its rights nor delegate its obligations under this Agreement, in whole or in part, without the prior written consent of the other party to this Agreement, and any purported assignment or delegation absent such consent is void except for an assignment or delegation of all of Party A’s rights and obligations hereunder in whatever form Party A determines may be appropriate to a partnership, corporation, trust or other organization in whatever form that succeeds to all or substantially all of Party A’s assets and business and that assumes such obligations by contract, operation of law or otherwise.

(“Successor Entity”) provided, however that the creditworthiness of the Successor Entity shall not be materially weaker than the creditworthiness of Party A immediately prior to such assignment and delegation (taking account of any parent company guarantee thereof). Upon any such delegation and assumption of obligations, Party A shall be relieved of and fully discharged from all obligations hereunder, whether such obligations arose before or after such delegation and assumption.

12.	Use of Employee Plan Assets. Paragraph 18 of the Agreement is hereby amended by adding the following subparagraph at the end thereof:

(d)

For the avoidance of doubt, the audited and unaudited statements of financial condition referenced in subparagraphs (b) and (c) of this Paragraph shall only be required in connection with Transactions where Party A is acting as Seller. Buyer agrees that it has been furnished with such statements of financial condition by reason of their availability on Party A’s public website.

13.

Specified Voting Right. If Party A is the Buyer and has any Specified Voting Right exercisable during the term of a Transaction and Party B as Seller provides written instructions as to the manner and timing of the exercise of such Specified Voting Right at least five Business Days prior to the date for its exercise, then Party A as Buyer shall comply with Seller’s instructions. If Party B as Seller does not provide such written instruction, Party A as Buyer shall not exercise such Specified Voting Right. Party A as Buyer shall have the right to specify an early Repurchase Date for all or a part of this Transaction, upon notice to Party B as Seller, if Party A as Buyer determines in its reasonable judgment that such action may be necessary for it to be in compliance with the Volcker Rule, 12 C.F.R. Part 248. For purposes of this paragraph, “Specified Voting Right” means any right of a holder of Purchased Securities (in its capacity as such a holder) to participate in the selection or removal of a general partner, managing member, member of the board of directors or trustees, investment manager, investment adviser, or commodity trading advisor of a “covered fund” (as defined in 12 CFR § 248.10(b))

21∎September 1996∎Master Repurchase Agreement

14.

Regulation U. On any day on which one party (“Transferor”) transfers Purchased Securities or Additional Purchased Securities to the other party (“Transferee”), and on each day until such Purchased Securities or Additional Purchased Securities have been returned to the Transferor, Transferor represents that such Securities are not “margin stock” as defined in Regulation U promulgated by the Board of Governors of the U.S. Federal Reserve System.

15.

Regulation W. Party B agrees that, without the prior written consent of Party A, (i) the funds received from Party A hereunder shall not be used for the benefit of, or transferred to, any Affiliate of Party A and (ii) without limiting the generality of the foregoing, the funds received from Party A hereunder shall not be used to make an equity investment in any person in which Affiliates of Party A have debt positions if the proceeds of such investment would be used to refinance such person’s outstanding indebtedness. For purposes of this subparagraph, “Affiliate” shall have the meaning given to such term in Regulation W promulgated by the Board of Governors of the U.S. Federal Reserve System.

16.	U.S. Resolution Stay Provisions.

(1)	Recognition of the U.S. Special Resolution Regimes.

(a) In the event that Party A becomes subject to a proceeding under (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder or (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder (a “U.S. Special Resolution Regime”) the transfer from Party A of this Agreement, and any interest and obligation in or under, and any property securing, this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any interest and obligation in or under, and any property securing, this Agreement were governed by the laws of the United States or a state of the United States.

(b) In the event that Party A or an Affiliate becomes subject to a proceeding under a U.S. Special Resolution Regime, any Default Rights (as defined in 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable (“Default Right”)) under this Agreement that may be exercised against Party A are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

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(2)	Limitation on Exercise of Certain Default Rights Related to an Affiliate’s Entry Into Insolvency Proceedings.

Notwithstanding anything to the contrary in this Agreement, Party A and Party B expressly acknowledge and agree that:

(a) Party B shall not be permitted to exercise any Default Right with respect to this Agreement or any Affiliate Credit Enhancement that is related, directly or indirectly, to an Affiliate of Party A becoming subject to receivership, insolvency, liquidation, resolution, or similar proceeding (an “Insolvency Proceeding”), except to the extent that the exercise of such Default Right would be permitted under the provisions of 12 C.F.R. 252.84, 12 C.F.R. 47.5 or 12 C.F.R. 382.4, as applicable; and

(b) Nothing in this Agreement shall prohibit the transfer of any Affiliate Credit Enhancement, any interest or obligation in or under such Affiliate Credit Enhancement, or any property securing such Affiliate Credit Enhancement, to a transferee upon or following an Affiliate of Party A becoming subject to an Insolvency Proceeding, unless the transfer would result in Party B being the beneficiary of such Affiliate Credit Enhancement in violation of any law applicable to Party B.

(3)	U.S. Protocol.

If Party B adheres to the ISDA 2018 U.S. Resolution Stay Protocol, as published by the International Swaps and Derivatives Association, Inc. as of July 31, 2018 (the “ISDA U.S. Protocol”), after the date of this Agreement, the terms of the ISDA U.S. Protocol will supersede and replace the terms of this Paragraph 16.

For purposes of this Paragraph 16:

“Affiliate” is defined in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Credit Enhancement” means any credit enhancement or credit support arrangement in support of the obligations of Party A under or with respect to this Agreement, including any guarantee, collateral arrangement (including any pledge, charge, mortgage or other security interest in collateral or title transfer arrangement), trust or similar arrangement, letter of credit, transfer of margin or any similar arrangement.

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17.	Minimum Transfer Amount

Paragraph 4(c) of the Agreement shall be amended to read as follows:

If any notice is given by Buyer or Seller under subparagraph (a) or (b) of this Paragraph at or before the Margin Notice Deadline on any business day, the party receiving such notice shall transfer cash or Additional Purchased Securities as provided in such subparagraph no later than the close of business in the relevant market on such day. If any such notice is given after the Margin Notice Deadline, the party receiving such notice shall transfer such cash or Securities no later than the close of business in the relevant market on the next business day following such notice, provided that, notwithstanding anything to the contrary in this Agreement, neither party shall be required to transfer any cash or Additional Purchased Securities to the other party under subparagraph (a) or (b) above (as applicable) unless such amount stated in the relevant notice delivered by the requesting party as the amount required to be transferred pursuant to sub-paragraph (a) or (b) above (as applicable) exceeds the Minimum Transfer Amount.

18.	Payment and Transfer.

In accordance with Paragraph 7 of the Agreement, the parties agree that (i) Buyer shall pay the Purchase Price and Seller shall pay the Repurchase Price only against delivery or transfer of the Purchased Securities (after adjustment for any substituted or Additional Purchased Securities); (ii) any transfer of Securities or cash required by Paragraph 4 of the Agreement shall be made free to the other party; and (iii) any release of Purchased Securities permitted by Paragraph 9 of the Agreement shall be made only against delivery or transfer of the substituted Securities. Any transfer on a book-entry system shall be made in compliance with the rules of such system and applicable law.

19.	Paragraph 12.

Paragraph 12 of the Agreement is amended by deleting the words “a default in the performance of any such obligations shall constitute a default” and replacing it with the following: “an Event of Default in the performance of any such obligations shall constitute an Event of Default by it in respect of all Transactions hereunder.

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This Agreement may be signed in any number of counterparts, each of which shall be considered an original.

GOLDMAN SACHS BANK USA	CCS IX Portfolio Holdings, LLC

By:	By:

Title:	Title:

Date:	Date:

25∎September 1996∎Master Repurchase Agreement